Q3 2019 Update Exhibit 99.1

Highlights 03 Financial Summary04 Operational Summary06 Vehicle Capacity 07 Core Technology08 Other Highlights09 Outlook10 Photos & Charts11 Financial Statements22 Additional Information27

Last year, our story was about ramping the Model 3.  While total volumes are expected to grow by approximately 50% in 2019, this year our focus has been cost control and preparing for our next phase of growth. Despite reductions in the average selling price (ASP) of Model 3 as global mix stabilizes, our gross margins have strengthened. Additionally, operating expenses are at the lowest level since Model 3 production started. As a result, we returned to GAAP profitability in Q3 while generating positive free cash flow. This was possible by removing substantial cost from our business.  We have also dramatically improved the pace of execution and capital efficiency of new production lines. Gigafactory Shanghai was built in 10 months and is ready for production, while it was ~65% less expensive (capex per unit of capacity) to build than our Model 3 production system in the US.  Continued volume growth and cost control are an important combination for achieving sustained, industry-leading profitability. 3 $383M increase in our cash and cash equivalents balance to $5.3B $371M operating cash flow less capex (free cash flow) Cash Gigafactory Shanghai ahead of schedule, trial production started Model Y ahead of schedule, production expected by summer 2020 Record vehicle production of 96k and deliveries of 97k Record storage deployment of 477 MWh and 48% solar growth QoQ Profitability $261M GAAP operating income; 4.1% operating margin $143M GAAP net income; $342M non-GAAP net income ex-SBC 22.8% GAAP Automotive Gross Margin Operations S U M M A R Y H I G H L I G H T S

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q3-2018	Q4-2018	Q1-2019	Q2-2019	Q3-2019	QoQ	YoY
Automotive revenues	6,099	6,323	3,724	5,376	5,353	0%	-12%
of which regulatory credits	189	95	216	111	134	21%	-29%
Automotive gross profit	1,574	1,537	751	1,016	1,222	20%	-22%
Automotive gross margin	25.8%	24.3%	20.2%	18.9%	22.8%	393 bp	-297 bp
Total revenues	6,824	7,226	4,541	6,350	6,303	-1%	-8%
Total gross profit	1,524	1,443	566	921	1,191	29%	-22%
Total GAAP gross margin	22.3%	20.0%	12.5%	14.5%	18.9%	439 bp	-344 bp
Operating expenses	1,108	1,029	1,088	1,088	930	-15%	-16%
Income (loss) from operations	416	414	(522)	(167)	261	256%	-37%
Operating margin	6.1%	5.7%	-11.5%	-2.6%	4.1%	677 bp	-196 bp
EBITDA	942	897	(28)	371	876	136%	-7%
EBITDA margin	13.8%	12.4%	-0.6%	5.8%	13.9%	806 bp	9 bp
Net income (loss) attributable to common stockholders (GAAP)	311	139	(702)	(408)	143	135%	-54%
Net income (loss) attributable to common stockholders (non-GAAP)	516	344	(494)	(198)	342	273%	-34%
EPS attributable to common stockholders, basic (GAAP)	1.82	0.81	(4.10)	(2.31)	0.80	135%	-56%
EPS attributable to common stockholders, basic (non-GAAP)	3.02	2.00	(2.90)	(1.12)	1.91	271%	-37%
Net cash provided by (used in) operating activities	1,391	1,235	(640)	864	756	-13%	-46%
Capital expenditures	(510)	(325)	(280)	(250)	(385)	54%	-25%
Operating cash flow less capital expenditures	881	910	(920)	614	371	-40%	-58%
Cash and cash equivalents	2,968	3,686	2,198	4,955	5,338	8%	80%

EPS = Earnings per share

4

TESLA

FINANCIAL SUMMARY

Revenue

Compared to Q3 of 2018, the percentage of leased vehicles has tripled and alone has impacted revenue by the majority of the YoY decrease. Model 3 mix has increased while we have taken actions leading to the reduction of the ASP of our products. These ASP reductions are particularly impacted by the launch of the Standard Range trims of Model 3 and pricing actions earlier in the year.

We are positioned to accelerate our growth further through Gigafactory Shanghai, Model Y and also through increasing build rates on our existing production lines. These capacity increases will allow for higher total vehicle deliveries and associated revenue. We also expect to gradually release nearly $500M of accumulated deferred revenue tied to Autopilot and Full Self Driving features.

Profitability

GAAP Automotive gross margin improved by 393bp QoQ to 22.8% (improved by 366bp QoQ excluding regulatory credits). Margin was impacted in part due to fundamental improvements in our operating efficiency, including higher fixed cost absorption, reductions in manufacturing and material costs and continued improvements in vehicle quality and in part due to Smart Summon-related deferred revenue recognition, FX and other non-recurring items. Improved gross profit combined with a decline in operating expenses resulted in material improvement of GAAP net income.

Cash

Quarter end cash and cash equivalents increased to $5.3B, driven by positive free cash flow of $371M. Note that operating cash flows are negatively impacted by increased automotive leasing mix. Draws against our working capital facilities, including leases awaiting securitization, are included in financing cash flows. Capex increased sequentially due to investments in Gigafactory Shanghai and Model Y preparations in Fremont.

5 TESLA

OPERATIONAL SUMMARY
(Unaudited)

	Q3-2018	Q4-2018	Q1-2019	Q2-2019	Q3-2019	QoQ	YoY
Model S/X production	26,903	25,161	14,163	14,517	16,318	12%	-39%
Model 3 production	53,239	61,394	62,975	72,531	79,837	10%	50%
Model S/X deliveries	27,710	27,607	12,091	17,722	17,483	-1%	-37%
of which subject to lease accounting	2,560	3,639	1,363	1,820	2,588	42%	1%
Model 3 deliveries	56,065	63,359	50,928	77,634	79,703	3%	42%
of which subject to lease accounting	–	–	–	4,322	6,498	50%	
Global inventory (days of sales)[1]	31	19	30	18	17	-6%	-45%
Solar deployed (MW)	93	73	47	29	43	48%	-54%
Storage deployed (MWh)	240	225	229	415	477	15%	99%
Residential solar cash & loan (%)	76%	75%	73%	70%	69%	-100 bp	-700 bp
Store and Service locations	351	378	377	402	413	3%	18%
Mobile service fleet	373	411	550	651	719	10%	93%
Supercharger stations	1,352	1,421	1,490	1,587	1,653	4%	22%
Supercharger connectors	11,128	12,002	12,767	13,881	14,658	6%	32%
Destination charging connectors	20,652	21,541	22,399	23,160	23,906	3%	16%

In Q3, we were able to deliver nearly as many Model 3 vehicles as we were able to produce.

Our Service network continued to expand in Q3. Reducing waiting times and improving service experience are our top priorities. We opened 11 new service centers in Q3 and added 68 Mobile Service vehicles to our fleet.

Our finished vehicle inventory levels reached just 17 days of sales[1] at the end of Q3, the lowest level of the past 3.5 years and 4x lower than industry average. Since our stated inventory levels include vehicles in transit and store vehicles, the true number of sellable inventory is materially lower.

[1] The industry reference for days of sales is calculated by dividing new car inventory by the trailing four quarters of deliveries and using 261 working days (source: Automotive News).

6

TESLA

VEHICLE CAPACITY

Fremont

Model Y equipment installation is underway in advance of the planned launch next year. We are moving faster than initially planned, using learnings and efficiencies gained from our Gigafactory Shanghai factory design.

Capex per unit of capacity is forecasted to be about 50% lower than our current Model 3 production system in the United States.

Shanghai

We are already producing full vehicles on a trial basis, from body, to paint and to general assembly, at Gigafactory Shanghai. We have cleared initial milestones toward our manufacturing license and are working towards finalizing the license and meeting other governmental requirements before we begin ramping production and delivery of vehicles from Shanghai.

China is by far the largest market for mid-sized premium sedans. With Model 3 priced on par with gasoline powered mid-sized sedans (even before gas savings and other benefits), we believe China could become the biggest market for Model 3.

Europe

We are in the final stages of our site selection process. Our European Gigafactory is expected to produce both Model 3 and Model Y.

Installed Annual Capacity		Current	Status
Fremont	Model S/X	90,000	Production
	Model 3	350,000	Production
	Model Y	-	Construction
Shanghai	Model 3	150,000	Pre-production
	Model Y	-	In development
Europe	Model 3	-	In development
	Model Y	-	In development
United States	Tesla Semi	-	In development
	Roadster	-	In development
	Pickup truck	-	In development


Source: IHS data & Tesla estimates
600,000
500,000
400,000
300,000
200,000
100,000
0
US/Canada
Europe
China
RoW

Global mid-sized premium sedan sales 2018

7

CORE TECHNOLOGY

Autopilot & Full Self Driving

In September, we launched Smart Summon in the US which has been used more than one million times to date. This functionality allows car owners to summon their cars from up to 200 feet in a parking lot or driveway. Our neural network learning approach enables us to continue to iterate and improve functionality over time.

During Q3, we registered one accident for every 4.34 million miles driven in which drivers had Autopilot engaged. This compares to the national average of one accident for every 0.5 million miles based on NHTSA's most recent US data.

Vehicle Software

In September, we released our latest and most significant vehicle software update yet, called V10. This update introduced streaming video (i.e., YouTube, Netflix, Hulu, video tutorials), Spotify, Caraoke (i.e., in-car karaoke), additional games, improved search and other functionalities. This version of our infotainment system continues to lead the industry and lays an important foundation for things to come.

Powertrain

In addition to launching longer-range versions of the Model S and Model X in April, we have been able to increase the EPA range of the Model 3 Standard Range Plus from 240 miles to 250 miles. We accomplished these improvements by more efficient energy use rather than a costly increase to the battery size.

Our current shortest-range vehicle is on parity with the longest-range production EVs offered by other companies. Long-range models of each Model S, X and 3 continue to have 20-40% higher range than any other EV available.



V10 software update with Smart Summon


* EPA and Tesla estimates based on WLTP
400
350
300
250
200
150
100
50
0
Model S
Model X
Model 3 AWD
Model S (2012)
Chevy Bolt (2020)
Hyundai Kona
Model 3 SR+
Porsche Taycan*
Jaguar iPace
Nissan Leaf
Mercedes EQC*
Audi e-tron

EPA range in miles

8

OTHER HIGHLIGHTS


TESLA
TESLA

Megapack - 3 MWh battery

Energy

Energy storage deployment reached an all-time high of 477 MWh in Q3. Additionally, we have recently introduced Tesla Megapack – a 3 MWh battery pack, pre-assembled at the Gigafactory as a single unit. Such packaging allows for faster deployment and lower overall installation cost. First deliveries are planned to begin in Q4 2019.

We also launched a commercial solar configurator for small and medium enterprises, with standardized and transparent pricing. Solar deployments have started to grow sequentially once again. In Q3, we deployed 43 MW of solar, 48% more than in the prior quarter.

Tesla Insurance

In August, we launched Tesla Insurance for California customers, enabling many customers to reduce insurance costs by up to 20-30%. This total cost of ownership approach is an important step to make our cars more affordable. Since launching this product, we have seen strong interest from our new and existing customers in California and are working to expand insurance into additional markets.

9 TESLA

OUTLOOK

Vehicle Deliveries

Deliveries should increase sequentially and annually, with some expected fluctuations from seasonality. We are highly confident in exceeding 360,000 deliveries this year.

Cash Flow

Positive quarterly free cash flow going forward, with possible temporary exceptions, particularly around the launch and ramp of new products. We continue to believe our business has grown to the point of being self-funding.

Profitability

Positive GAAP net income going forward, with possible temporary exceptions, particularly around the launch and ramp of new products. Continuous volume growth, capacity expansion, and cash generation remain the main focus.

Product

Trial production of Model 3 in Shanghai has begun, ahead of schedule. We are also ahead of schedule to produce Model Y and now expect to launch by summer 2020. We are planning to produce limited volumes of Tesla Semi in 2020 and are hoping to announce soon the location of our European Gigafactory for production in 2021.

10

TESLA

P H O T O S & C H A R T S 11

12 G I G A F A C T O R Y S H A N G H A I S T A M P I N G P R E S S

13 G I G A F A C T O R Y S H A N G H A I B O D Y S H O P

14 G I G A F A C T O R Y S H A N G H A I B O D Y S H O P

15 G I G A F A C T O R Y S H A N G H A I B O D Y S H O P

16 G I G A F A C T O R Y S H A N G H A I P A I N T S H O P

17 G I G A F A C T O R Y S H A N G H A I G E N E R A L A S S E M B L Y

18 G I G A F A C T O R Y S H A N G H A I E X T E R I O R

19 January 2019 October 2019 G I G A F A C T O R Y S H A N G H A I 1 0 M O N T H S F R O M G R O U N D B R E A K I N G T O P R O D U C T I O N R E A D Y

20 Vehicle Deliveries (units) Operating cash flow ($B) Operating cash flow less capex ($B) Net Income ($B) K E Y   M E T R I C S   Q U A R T E R L Y  (Unaudited)

21 K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Vehicle Deliveries (units) Operating cash flow ($B) Operating cash flow less capex ($B) Net Income ($B)

F I N A N C I A L S T A T E M E N T S 22

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Three months ended Sep 30, 2019	June 30, 2019	Sep 30, 2018	Nine months ended Sep 30, 2019	Sep 30, 2018
REVENUES					
Automotive sales	5,132	5,168	5,878	13,809	11,558
Automotive leasing	221	208	221	644	634
Total automotive revenue	5,353	5,376	6,099	14,453	12,192
Energy generation and storage	402	369	399	1,095	1,183
Services and other	548	605	327	1,646	860
Total revenues	6,303	6,350	6,824	17,194	14,235
COST OF REVENUES					
Automotive sales	4,014	4,254	4,406	11,124	9,027
Automotive leasing	117	106	119	340	361
Total automotive cost of revenues	4,131	4,360	4,525	11,464	9,388
Energy generation and storage	314	326	330	956	1,036
Services and other	667	743	445	2,096	1,212
Total cost of revenues	5,112	5,429	5,300	14,516	11,636
Gross profit	1,191	921	1,524	2,678	2,599
OPERATING EXPENSES					
Research and development	334	324	351	998	1,104
Selling, general and administrative	596	647	730	1,947	2,167
Restructuring and other	–	117	27	161	130
Total operating expenses	930	1,088	1,108	3,106	3,401
INCOME (LOSS) FROM OPERATIONS	261	(167)	416	(428)	(802)
Interest income	15	10	7	34	17
Interest expense	(185)	(172)	(175)	(515)	(488)
Other income (expense), net	85	(41)	23	70	36
INCOME (LOSS) BEFORE INCOME TAXES	176	(370)	271	(839)	(1,237)
Provision for income taxes	26	19	17	68	36
NET INCOME (LOSS)	150	(389)	254	(907)	(1,273)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	7	19	(57)	60	(157)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	143	(408)	311	(967)	(1,116)
Net income (loss) per share of common stock attributable to common stockholders					
Basic	0.80	(2.31)	1.82	(5.54)	(6.56)
Diluted	0.78	(2.31)	1.75	(5.54)	(6.56)
Weighted average shares used in computing net income (loss) per share of common stock					
Basic	179	177	171	176	170
Diluted	184	177	178	176	170

23 T E S L A

BALANCE SHEET
(Unaudited)

In millions of USD	Sep 30, 2018	Dec 31, 2018	March 31, 2019	June 30, 2019	Sep 30, 2019
ASSETS					
Current assets					
Cash and cash equivalents	2,968	3,686	2,198	4,955	5,338
Restricted cash	159	193	131	128	233
Accounts receivable, net	1,155	949	1,047	1,147	1,128
Inventory	3,314	3,113	3,837	3,382	3,581
Prepaid expenses and other current assets	324	366	465	570	660
Total current assets	7,920	8,307	7,678	10,182	10,940
Operating lease vehicles, net	2,186	2,090	1,973	2,070	2,253
Solar energy systems, net	6,302	6,271	6,242	6,201	6,168
Property, plant and equipment, net	11,246	11,330	9,851	10,082	10,190
Operating lease right-of-use assets	–	–	1,253	1,248	1,234
Goodwill and intangible assets, net	357	350	348	481	537
MyPower customer notes receivable, net of current portion	423	422	413	400	398
Restricted cash, net of current portion	397	398	354	366	255
Other assets	432	572	801	843	820
Total assets	**29,263**	**29,740**	**28,913**	**31,873**	**32,795**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	3,597	3,405	3,249	3,134	3,468
Accrued liabilities and other	1,990	2,094	2,277	2,623	2,497
Deferred revenue	571	630	763	884	1,045
Resale value guarantees	605	503	480	527	441
Customer deposits	906	793	768	631	665
Current portion of long-term debt and finance leases (1)	2,107	2,568	1,706	1,791	2,030
Total current liabilities	9,776	9,993	9,243	9,590	10,146
Long-term debt and finance leases, net of current portion (1)	9,673	9,404	9,788	11,235	11,313
Deferred revenue, net of current portion	950	991	1,157	1,182	1,140
Resale value guarantees, net of current portion	456	329	211	61	38
Other long-term liabilities	2,555	2,710	2,476	2,656	2,676
Total liabilities	**23,410**	**23,427**	**22,875**	**24,724**	**25,313**
Redeemable noncontrolling interests in subsidiaries	551	556	570	580	600
Total stockholders' equity	4,509	4,923	4,606	5,715	6,040
Noncontrolling interests in subsidiaries	793	834	862	854	842
Total liabilities and equity	**29,263**	**29,740**	**28,913**	**31,873**	**32,795**
(1) Breakdown of our debt is as follows:					
Recourse debt	7,251	7,081	6,517	7,813	7,882
Non-recourse debt	3,248	3,552	3,486	3,553	3,857

24

T E S L A

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Three months ended Sep 30, 2019	June 30, 2019	Sep 30, 2018	Nine months ended Sep 30, 2019	Sep 30, 2018
Cash Flows from Operating Activities					
Net income (loss)	150	(389)	254	(907)	(1,273)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:					
Depreciation, amortization and impairment	530	579	503	1,577	1,404
Stock-based compensation	199	210	205	617	544
Operating cash flow related to repayment of discounted convertible notes	–	–	–	(188)	–
Other	68	177	78	461	329
Changes in operating assets and liabilities, net of effect of business combinations	(191)	287	351	(580)	(141)
Net cash provided by operating activities	756	864	1,391	980	863
Cash Flows from Investing Activities					
Capital expenditures	(385)	(250)	(510)	(915)	(1,776)
Payments for the cost of solar energy systems, net	(25)	(18)	(50)	(68)	(189)
Purchase of intangible assets	–	(5)	–	(5)	–
Business combinations, net of cash acquired	(76)	32	(1)	(45)	(7)
Net cash used in investing activities	(486)	(241)	(561)	(1,033)	(1,972)
Cash Flows from Financing Activities					
Net cash flows from debt activities	(19)	1,349	(195)	812	221
Collateralized lease repayments	(83)	(85)	(143)	(302)	(343)
Net borrowings under Warehouse Agreements and automotive asset-backed notes	147	35	115	149	403
Net cash flows from noncontrolling interests - Auto	30	19	17	16	74
Net cash flows from noncontrolling interests - Solar	(28)	(41)	27	(82)	111
Proceeds from issuances of common stock in public offerings	–	848	–	848	–
Other	71	18	95	167	220
Net cash provided by (used in) financing activities	118	2,143	(85)	1,608	686
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(12)	1	(6)	(6)	(19)
Net increase (decrease) in cash and cash equivalents and restricted cash	376	2,767	740	1,549	(442)
Cash and cash equivalents and restricted cash at beginning of period	5,450	2,683	2,783	4,277	3,965
Cash and cash equivalents and restricted cash at end of period	5,826	5,450	3,523	5,826	3,523

25 TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD or shares as applicable, except per share data	Three months ended			Nine months ended	
	Sep 30, 2019	June 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Net income (loss) attributable to common stockholders – GAAP	143	(408)	311	(967)	(1,116)
Stock-based compensation expense	199	210	205	617	544
Net income (loss) attributable to common stockholders – non-GAAP	342	(198)	516	(350)	(572)
Net income (loss) per share attributable to common stockholders, basic – GAAP	0.80	(2.31)	1.82	(5.54)	(6.56)
Stock-based compensation expense	1.11	1.19	1.20	3.51	3.20
Net income (loss) per share attributable to common stockholders, basic – non-GAAP	1.91	(1.12)	3.02	(2.03)	(3.36)
Shares used in per share calculation, basic – GAAP and non-GAAP	179	177	171	176	170
Net income (loss) per share attributable to common stockholders, diluted – GAAP	0.78	(2.31)	1.75	(5.54)	(6.56)
Stock-based compensation expense	1.08	1.19	1.15	3.51	3.20
Net income (loss) per share attributable to common stockholders, diluted - non-GAAP	1.86	(1.12)	2.90	(2.03)	(3.36)
Shares used in per share calculation, diluted - GAAP and non-GAAP	184	177	178	176	170
Net income (loss) – GAAP	150	(389)	254	(907)	(1,273)
Interest income	(15)	(10)	(7)	(34)	(17)
Interest expense	185	172	175	515	488
Provision for income taxes	26	19	17	68	36
Depreciation, amortization and impairment	530	579	503	1,577	1,404
EBITDA - non-GAAP	876	371	942	1,219	638
Total revenues	6,303	6,350	6,824	17,194	14,235
EBITDA margin - non-GAAP [1]	13.9%	5.8%	13.8%	7.1%	4.5%
Automotive gross margin – GAAP	22.8%	18.9%	25.8%	20.7%	23.0%
Total regulatory credit revenue recognized	-2.0%	-1.7%	-2.4%	-2.6%	-5.4%
Automotive gross margin excluding regulatory credits – non-GAAP	20.8%	17.2%	23.4%	18.1%	17.6%

In millions of USD	4Q-2016	1Q-2017	2Q-2017	3Q-2017	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019
Net cash (used in) provided by operating activities – GAAP	(448)	(70)	(200)	(301)	510	(398)	(130)	1,391	1,235	(640)	864	756
Capital expenditures	(522)	(553)	(959)	(1,116)	(787)	(656)	(610)	(510)	(325)	(280)	(250)	(385)
Operating cash flow less capital expenditures – non-GAAP	(970)	(623)	(1,159)	(1,417)	(277)	(1,054)	(740)	881	910	(920)	614	371
Net cash (used in) provided by operating activities - TTM – GAAP	(124)	56	(294)	(1,019)	(61)	(389)	(319)	1,373	2,098	1,856	2,850	2,215
Capital expenditures - TTM	(1,282)	(1,618)	(2,282)	(3,150)	(3,415)	(3,518)	(3,169)	(2,563)	(2,101)	(1,725)	(1,365)	(1,240)
Operating cash flow less capital expenditures - TTM – non-GAAP	(1,406)	(1,562)	(2,576)	(4,169)	(3,476)	(3,907)	(3,488)	(1,190)	(3)	131	1,485	975

1 EBITDA margin is EBITDA as a percentage of Total revenues

26

27 A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its third quarter 2019 financial results conference call beginning at 3:30 p.m. PT on October 23, 2019, at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP automotive gross margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a per share basis, earnings before interest, tax, depreciation, and amortization (“EBITDA”) , EBITDA margin, and operating cash flows less capital expenditures (free cash flow). Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations because it allows investors greater transparency to the information used by Tesla management in its financial and operational decision-making so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla management uses to run the business as well as allows investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.   FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the development, production, volumes, demand, deliveries, market share, features and/or timing of existing and future Tesla products and technologies such as Model 3, Model Y, Tesla Semi, Tesla pickup truck, Tesla Roadster, Autopilot and Full Self Driving features, our energy products such as Megapack, and our financial services such as Tesla Insurance; statements regarding growing market opportunities and market share for Tesla products and services and the catalysts for that growth; statements regarding growth in service and repair capabilities; statements regarding revenue, cash availability and generation, cash flow, gross margin, spending, capital expenditure and profitability targets; statements regarding productivity improvements, cost reductions and capacity expansion plans; statements regarding expansion and ramp at the Tesla Factory, Gigafactory Shanghai and a future Gigafactory in Europe, including cost, project financing, regulatory clearance and timing, plans and output expectations, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in the manufacture, production, delivery and/or completion of our vehicles and energy products and product features, including Model 3 and our autonomous driving features; our ability to grow our production, sales, delivery and servicing capabilities, and manage future growth effectively, especially internationally; consumers’ willingness to adopt electric vehicles generally and our ability to design and grow simultaneous and separate market acceptance of and demand for our vehicles, including future vehicle models such as Model Y; the ability of suppliers to meet quality and part delivery expectations at increasing volumes, especially with respect to our high-volume models; our ability to sustain and further grow our ramp of battery cell, energy product and product component production at Gigafactory1; our ability to ramp Gigafactory Shanghai in accordance with our plans; any failures by Tesla products to perform as expected or if product recalls occur; our ability to continue to reduce or control manufacturing and other costs; competition in the automotive and energy product markets generally and the alternative fuel vehicle market and the premium vehicle markets in particular; our ability to execute on our evolving strategy for product sales, service, charging and other customer infrastructure; the unavailability, reduction or elimination of government and economic incentives for electric vehicles and energy products; potential difficulties in performing and realizing potential benefits under definitive agreements for our existing and future manufacturing facilities; our ability to attract and retain key employees and qualified personnel; our ability to maintain the security of our information and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on July 29, 2019. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.